UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (As Permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to §240.14a-12

Multi Packaging Solutions International Limited

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On January 24, 2017, Multi Packaging Solutions International Limited issued the communication below to its employees.

Announcement

Date:	Tuesday, January 24, 2017

To:	All MPS Employees

From:	Marc Shore

As you may have seen this morning, WestRock Company (“WestRock”) is acquiring Multi Packaging Solutions (“MPS”). WestRock is a large, diversified manufacturer of bleached board, container board, corrugated, folding cartons, labels, inserts and displays. We believe that joining the WestRock family will make us stronger with a more robust ‘go to market’ strategy on both a regional and global basis. MPS and WestRock share the same foundation of core values: integrity, respect, accountability and excellence. We view the coming together of our two organizations as a natural evolution for MPS.

This transaction, and more specifically the growth of MPS, could not have happened without your commitment, dedication and contributions. This is certainly not the end; rather, it is the beginning of a new chapter. I am personally committed to being part of our future success and look forward to the years ahead. Again, thank you for all your past support. May we have much continued success together in the future.

Very truly yours,

Marc Shore

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This communication may be deemed to be solicitation material in respect of the proposed merger of MPS with WRK Merger Sub Limited, a wholly-owned subsidiary of WestRock. In connection with the proposed merger, MPS intends to file relevant materials with the Securities and Exchange Commission (the “SEC”), including a preliminary proxy statement on Schedule 14A. Following the filing of a definitive proxy statement with the SEC, MPS will mail the definitive proxy statement and a proxy card to each shareholder entitled to vote at the special meeting relating to the proposed merger. INVESTORS AND SECURITY HOLDERS OF MPS ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE PROPOSED MERGER THAT MPS WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT MPS AND THE PROPOSED MERGER. The preliminary proxy statement, the definitive proxy statement and other relevant materials in connection with the proposed merger (when they become available), and any other documents filed by MPS with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC or by sending a request to MPS’s Secretary at Multi Packaging Solutions International Limited, 150 East 52nd St., 28th floor, New York, New York 10022.

MPS and its directors and executive officers, and WestRock and its directors and executive officers, may be deemed to be participants in the solicitation of proxies from MPS’s shareholders with respect to the proposed transaction. Information about MPS’s directors and executive officers and their ownership of MPS’s common stock is set forth in MPS’s Annual Report on Form 10-K for the fiscal year ended June 30, 2016, which was filed with the SEC on August 23, 2016 and MPS’s proxy statement for its 2016 Annual General Meeting of Members, which was filed with the SEC on October 6, 2016. Information about the directors and executive officers of WestRock is set forth in the proxy statement for WestRock’s 2017 Annual Meeting of shareholders, which was filed with the SEC on December 16, 2016. Information regarding the identity of the potential participants, and their direct or indirect interests in the merger, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with the proposed transaction.